Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
April 24, 2008	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: The Company will host a conference call to discuss the earnings release on April 24, 2008 at 10 a.m. CT. The conference call number is (800) 988-9498 domestic or (210) 234-0029 international, pass-code 121693. The conference call will also be audio webcast. To access, please go to https://e-meetings.verizonbusiness.com, conference number 4139564, pass-code 121693. There will be an audio replay available shortly after the call through May 2, 2008. To access the audio replay, please call (866) 428-3806 for domestic callers and (203) 369-0907 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2008 diluted earnings per share of $0.21 on revenues of $268.5 million. These results compare to diluted earnings per share of $0.27 on $283.0 million in revenues for the first quarter of 2007.

The following table presents financial highlights of the company’s operations for the first quarter of 2008 and 2007, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2008	2007	% Change
Operating revenues	$268,509	$283,028	-5.1%
Operating income	25,811	36,115	-28.5%
Net income	13,586	20,327	-33.2%
Diluted earnings per share	0.21	0.27	-22.2%
Diluted shares (weighted average common and common equivalent shares outstanding)	66,137	76,264	-13.3%

For the three months ended March 31, 2008, the company generated free cash flow (defined below) of $16.7 million, down from $23.7 million in the first quarter of 2007.

Commenting on the first quarter 2008 performance, President and Chief Executive Officer Dean Blythe said, “Company-wide revenue and profits were down compared to the first quarter of 2007. Similar to our results in 2007, our two businesses are delivering different results. Our Direct Marketing business delivered solid top line results in the quarter consistent with 2007, with similar growth at the bottom line. We stated in our fourth quarter 2007 earnings release that we did not believe we would see any meaningful improvement in the Shoppers business environment in 2008, and that in fact it could deteriorate. Unfortunately we were accurate in our assessment and have seen further deterioration in the Shoppers revenue environment in the first quarter. Consequently, we have made and are continuing to make adjustments to our cost structure across the company.”

Discussing the performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer said, “Direct Marketing revenue grew 4.6%, with operating income up 4.0% over the prior year’s first quarter. Our high tech/telecom vertical had strong year-over-year double-digit revenue growth in the quarter. Our retail and financial verticals were each essentially flat compared with the prior year. Our select markets vertical was down in the low single digits, while the pharma/healthcare vertical declined by approximately 10%, driven primarily by continuing declines in the healthcare segment of this vertical.”

Turning to Shoppers performance, Shepard said, “The Shoppers business continues to be weak, with a revenue decline of 20.1% from the first quarter of 2007 and operating income down 58.9%. While we continue to believe in the long-term strength and viability of our Shoppers business, the general economic conditions – initially created by weakness in the real estate and associated financing markets – in the California and Florida geographies in which we operate are dismal. As a result of the continuing weak market conditions, we further reduced our Shoppers workforce by more than 5% in the first quarter (a total decline of more than 12% since the first quarter of 2007), which resulted in one-time severance expense of $1.4 million in the quarter. And we are continuing to look at ways to further reduce our cost base in this business.”

Concluding, Blythe said, “The beginning of 2008 has been similar to the trends throughout 2007. Direct Marketing is delivering steady growth at the top line, and we believe we are crossing the threshold to have more of this growth drop to the bottom line. Shoppers continues to suffer in a very difficult environment. We have continued and are continuing to take expense actions in 2008 in our businesses to improve profitability, and we are committed to operating our businesses in an efficient and effective manner regardless of the external environment.”

“The external environment remains confusing, but our revenue growth in the Direct Marketing business has remained steady. We also believe in the resiliency of our Shoppers business to return to top and bottom line growth when the California and Florida economies show signs of stability.”

First quarter corporate events:

•

On January 29, the company announced a 7% increase in the quarterly dividend to 7.5 cents per share effective with the dividend payable March 14, 2008 to shareholders of record on February 29, 2008, which is the 13th dividend increase since the company’s 1993 IPO.

•

Harte-Hanks purchased approximately 4.9 million shares of its common stock in the first quarter of 2008. There are approximately 10.5 million shares remaining from repurchase authorizations as of March 31, 2008. Since January 1997 the company has acquired approximately 63.9 million shares (split adjusted) under its repurchase program.

About Harte-Hanks:

Harte-Hanks is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with approximately 13 million circulation each week in California and Florida. PennySaverUSA.com, the Web site of Harte-Hanks Shoppers, displays the ads published in the print versions of the PennySaverUSA.com and TheFlyer.com publications, and is a leader in the aggregation of online classified ads from free community papers and shoppers across the country.

##

For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
In thousands, except per share data	2008	2007
Operating revenues	$268,509	$283,028
Operating expenses:
Labor	115,815	117,156
Production and distribution	96,440	100,016
Advertising, selling, general and administrative	21,390	20,390
Depreciation and amortization	9,053	9,351

	242,698	246,913

Operating income	25,811	36,115

Other expenses (income):
Interest expense	3,763	2,994
Interest income	(111)	(176)
Other, net	668	120

	4,320	2,938

Income before income taxes	21,491	33,177
Income tax expense	7,905	12,850

Net income	$13,586	$20,327

Basic earnings per common share	$0.21	$0.27

Weighted-average common shares outstanding	65,860	74,715

Diluted earnings per common share	$0.21	$0.27

Weighted-average common and common equivalent shares outstanding	66,137	76,264

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	March 31, 2008	December 31, 2007
Cash and cash equivalents	$27,626	$22,847

Long-term debt	321,250	259,125

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,
In thousands	2008	2007	% Change
OPERATING REVENUES:
Direct Marketing	$179,110	$171,173	4.6%
Shoppers	89,399	111,855	-20.1%

Total operating revenues	$268,509	$283,028	-5.1%

OPERATING INCOME:
Direct Marketing	$21,243	$20,428	4.0%
Shoppers	7,705	18,745	-58.9%
General corporate expense	(3,137)	(3,058)	-2.6%

Total operating income	$25,811	$36,115	-28.5%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,915	$7,252	-4.6%
Shoppers	2,134	2,094	1.9%
General corporate expense	4	5	-20.0%

Total depreciation and amortization	$9,053	$9,351	-3.2%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2008	2007
Net Income	$13,586	$20,327
Add: After-tax stock-based compensation (Note 1)	747	1,024
Add: depreciation and amortization	9,053	9,351
Less: capital expenditures	6,719	6,963

Free cash flow	$16,667	$23,739

Note 1: Pre-tax compensation expense was $1,182 and $1,672 for the three months ended March 31, 2008 and 2007, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2008	2007
Net Income	$13,586	$20,327
Add: Depreciation and amortization	9,053	9,351
Interest expense, net and non-operating, net	4,320	2,938
Income tax expense	7,905	12,850

EBITDA	$34,864	$45,466

EBITDA by Segment:
Direct Marketing	$28,158	$27,680
Shoppers	9,839	20,839
Corporate	(3,133)	(3,053)

	$34,864	$45,466

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets—Percent of Direct Marketing Revenue

	Three months ended March 31,
	2008	2007
Retail	22%	24%
Financial and Insurance Services	17%	18%
Technology	30%	25%
Healthcare and Pharmaceuticals	12%	13%
Other Select Markets	19%	20%

	100%	100%